UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2024

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2024, the Global Water Resources, Inc. (the “Company”) entered into new employment agreements (the “Agreements”) with each of Ron Fleming, the Company’s President and Chief Executive Officer, Michael J. Liebman, the Company’s Chief Financial Officer, and Christopher D. Krygier, the Company’s Chief Operating Officer (each, an “Executive”), effective January 1, 2025. The Agreements replace the Company’s existing employment agreements with each of the Executives. Unless terminated earlier in accordance with its terms, each of the Agreements’ terms continues until January 1, 2028, and will automatically renew for one or more additional 12-month periods, unless either the Company or the Executive provides notice of termination to the other party prior to the end of the then-current term.

Effective January 1, 2025, the Agreements provide that Mr. Fleming will receive an annual base salary of $385,000, Mr. Liebman will receive an annual base salary of $308,000, and Mr. Krygier will receive an annual base salary of $275,000. As of January 1, 2026, the annual base salary for Mr. Fleming, Mr. Liebman, and Mr. Krygier will increase to $402,500, $322,000 and $287,500, respectively for the 2026 and 2027 calendar years. The Company’s Board of Directors (the “Board”) (or its Compensation Committee) may review the base salaries on an annual basis to determine whether any additional increases are appropriate.

In addition, the Executives may be entitled to annual incentive compensation as determined (a) in the discretion of the Board (or its compensation committee) or (b) pursuant to any incentive compensation program adopted by the Company from time to time. For each calendar year, Mr. Fleming, Mr. Liebman, and Mr. Krygier will be eligible to receive up to 100%, 80% and 45%, respectively, of their base salaries as target incentive compensation in the form of a cash bonus and/or restricted stock units in the discretion of the Board’s Compensation Committee, with no more than 50% of the incentive compensation being paid in the form of restricted stock units for 2025 and 2026. For 2027 and each year thereafter, 100% of the incentive compensation shall be paid in the form of cash. The value of the restricted stock units or other equity awards will be determined in accordance with the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) or such other equity plan as may be adopted by the Company.

Mr. Fleming, Mr. Liebman, and Mr. Krygier are also each respectively entitled to restricted stock (the “Restricted Shares”) grants of 10,000, 8,333, and 6,667 Restricted Shares on each of May 5, 2025 and May 5, 2026, in each case, with the Restricted Shares vesting on May 8th of the year following the date of grant. For 2027 and each year thereafter, the Executives are each respectively entitled to grants of Restricted Shares in an amount equal to 50% of their then-current annual base salary, provided each Executive remains employed on the last day of the applicable calendar year, with such Restricted Shares vesting in three substantially equal annual installments beginning on December 15th following the date of grant. The grant of Restricted Shares shall be subject to the terms of the Omnibus Plan and the award agreement relating to the Restricted Shares, as well as continued employment through the respective grant date.

If any of the Executive’s employment is:
•voluntarily terminated by the Executive without Good Reason (as defined in each Agreement) or if the Company terminates the Executive’s employment for Cause (as defined in each Agreement), then (i) the Company will be obligated to pay the Executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; and (ii) no incentive compensation shall be payable for the year in which the termination occurs. In addition, any unvested equity-based awards shall be forfeited.
•voluntarily terminated by the Executive with Good Reason, or if the Company terminates the Executive’s employment without Cause (including by providing notice of non-renewal), then (i) the Company will be obligated to pay the Executive’s then current base salary through the date of termination and any incentive compensation earned in previous years but not yet paid; (ii) no incentive compensation shall be payable for the year in which the termination occurs (except if the termination occurs during the last six months of the Company’s fiscal year, the Executive may be entitled to certain pro rata payments); (iii) if the Executive timely and properly elects continuation coverage under COBRA, the Company shall reimburse the Executive for the COBRA premiums as specified in the Agreements; (iv) any equity based awards previously granted will become fully vested and exercisable and all restrictions on restricted awards will lapse; and (v) the Company will pay Mr. Fleming, Mr. Liebman, and Mr. Krygier an amount equal to 6 times, 5.4 times, and 4.35 times, respectively, their current base salary as of the date of termination.

If the Executive terminates their employment with the Company with Good Reason, or if the Company terminates the Executive’s employment without Cause within 24 months following a Change of Control (as defined in the Agreements) of the Company, Mr. Fleming, Mr. Liebman, and Mr. Krygier will be entitled to a lump-sum cash payment equal to 6 times,

5.4 times, and 4.35 times, respectively, their current base salary as of the date of the Change of Control. In addition, all outstanding equity or stock price-based awards previously granted to the Executive will become fully vested and exercisable and all restrictions on restricted awards will lapse upon any Change of Control, regardless of whether the Executive remains employed by the Company or its successor following the Change of Control. The Agreements also contain a “best-net” provision, which provides that if Internal Revenue Code Section 280G applies to the payments and such payments trigger an excise tax, then the payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater amount paid to the Executive.

The payments due on termination of employment and termination following a Change of Control to any Executive are subject to the requirement that the Executive executes the release agreement in the form attached as an exhibit to the Agreements.

The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Ron L. Fleming, dated December 20, 2024
10.2	Employment Agreement with Michael J. Liebman, dated December 20, 2024
10.3	Employment Agreement with Christopher D. Krygier, dated December 20, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: December 26, 2024	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer